Exhibit 10.1

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (the “Agreement”) is made and entered into by and between Joel J. Bellows of Chicago, Illinois (“Bellows”) and Bellows & Bellows PC (“Bellows PC”) and Icagen, Inc., a Delaware Corporation (formerly known as XRpro Sciences, Inc. and formerly known as Caldera Pharmaceuticals, Inc.) (“Icagen” or “Caldera”) (together the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, Bellows is the sole legal and beneficial owner of 105,000 Series A redeemable convertible preferred shares of Icagen stock.

WHEREAS, Bellows filed a lawsuit against Icagen and Benjamin P. Warner entitled Joel Bellows v. Caldera Pharmaceuticals, Inc. and Benjamin P. Warner, bearing docket number 14 CH 13815 (“Redemption Litigation”).

WHEREAS, Bellows filed a lawsuit against Icagen, Benjamin P. Warner, Michael Lyon, Richard Lane, Clive Kabatznik, Mark Korb, Vincent Palmieri and Edward Roffman entitled Joel Bellows v. Caldera Pharmaceuticals, Inc., Benjamin Warner, Michael Lyon, Richard Lane, Clive Kabatznik, Mark Korb, Vincent M. Palmieri and Edward Roffman, bearing docket number 14 L 7429 (“Dividend Litigation”).

WHEREAS, Bellows PC maintains an interest in the Redemption Litigation and Dividend Litigation.

WHEREAS, the Parties desire to resolve all pending and outstanding issues between them in the manner set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

TERMS

1.            PAYMENT BY ICAGEN. Icagen will pay Bellows and Bellows PC the total sum of One Million Six Hundred Fifty Thousand dollars ($1,650,000) (the “Settlement Payment”). The Settlement Payment shall be paid by check or wire in the following installments: (i) Six Hundred Thousand Dollars ($600,000) payable within thirty (30) days of the date of this Agreement (the “Initial Settlement Payment”); (ii) Four Hundred Thousand Dollars ($400,000) payable on or before December 31, 2015; and (iii) Six Hundred Fifty Thousand Dollars ($650,000) payable over a six month period in four monthly installments of One Hundred Eight Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($108,333.33) and two monthly installments of One Hundred Eight Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($108,333.34), commencing with the first payment on January 31, 2016 and the next five payments to be made on the last day of each successive month.

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2.            ATTORNEYS’ FEES AND COSTS. Each Party to this Agreement acknowledges and agrees that it is solely responsible for paying any attorneys’ fees and costs he/she/it incurred and that neither Party nor its attorneys will seek any award of attorneys’ fees or costs from the other Party except as provided herein.

3.            ASSIGNMENT OF PREFERRED SHARES. Bellows assigns, sells, conveys, transfers and sets over unto Icagen, its successors and assigns, all right, title and interest of Bellows in and to Bellows’ one hundred and five thousand (105,000) Series A redeemable, convertible preferred shares of Icagen stock and all accrued dividends thereon (“Conveyed Shares), free and clear of all liens, claims, charges and encumbrances. Bellows hereby represents and warrants to Icagen that (i) Bellows is the sole legal and beneficial owner of the Conveyed Shares and no person other than he has any rights or interest in the Conveyed Shares, (ii) Bellows owns the Conveyed Shares free and clear of all liens, claims, charges and encumbrances and he has not sold, conveyed, transferred, assigned , mortgaged, pledged, hypothecated or encumbered the Conveyed Shares, and (iii) Bellows has the full power and authority to assign, sell, convey, transfer and set over to Icagen all of Bellows’ right, title and interest in and to the Conveyed Shares, no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement and the transfer of the Conveyed Shares to Icagen will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which Bellows is a party; or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Bellows. Bellows shall deliver the original physical Conveyed Shares stock certificates to Icagen’s counsel, Blumenthal Law Group PC, upon delivery by Icagen of the first payment under this Agreement. , which certificates shall be assigned and transferred to Icagen and duly endorsed by Bellows with a medallion guarantee if Icagen so requests or the certificates shall be accompanied by a stock power that assigns and transfer to Icagen the Conveyed Shares and the stock power shall be duly executed by Bellows with a medallion guarantee if Icagen so requests. Blumenthal Law Group PC shall hold the Conveyed Shares in escrow pending completion of the payment schedule in this Agreement. Upon completion of the payment schedule, Blumenthal Law Group PC shall deliver the Conveyed Shares to Icagen.

4.            NO OTHER REPRESENTATIONS. Except as expressly set forth in this Agreement, neither Icagen nor any of Icagen’s current and former shareholders, directors, officers, agents, attorneys, representatives, trustees and employees nor Bellows or Bellows PC have made, or make, any representations or warranty, express or implied, of any kind, including but not limited to representations and warranties relating to:

a.	The subject matter of the Redemption Litigation;

b.	The subject matter of the Dividend Litigation;

c.	Icagen’s past, present or future business practices;

d.	The past, present or anticipated value of Icagen’s stock;

e.	Icagen’s financial condition;

f.	The nature and extent of Icagen’s dispute with SNR Denton and the likelihood of settlement with SNR Denton;

g.	The Estate of Sigmund Eisenschenk and any litigation pertaining thereto.

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Any such other representations and warranties are hereby expressly disclaimed. Bellows and Icagen expressly acknowledge and agree that neither Bellows nor any of Bellows agents, employees, attorneys or representatives is relying on any other representation or warranty of Icagen or any of its current and former shareholders, directors, officers, agents, attorneys, representatives, trustees and employees including the accuracy or completeness of any such other representation and warranties, whether express or implied and Bellows and Icagen expressly acknowledge and agree that neither Icagen nor any of Icagen agents, employees, attorneys or representatives is relying on any other representation or warranty of Bellows or any of its current and former shareholders, directors, officers, agents, attorneys, representatives, trustees and employees including the accuracy or completeness of any such other representation and warranties, whether express or implied

5.            RELEASE OF BELLOWS AND BELLOWS PC. Except for the obligations in this Agreement, Icagen, on behalf itself, its predecessors, successors, past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, trustees, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with it, and each of them, hereby releases and discharges Bellows and Bellows PC, together with his attorneys, agents, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, judgments, demands, accountings, costs, losses, debts, interest, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, statutory damages, and punitive damages, of any nature whatsoever, known or unknown, suspected or unsuspected, which Icagen has, or may have had, against Bellows and Bellows PC, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions of any kind and nature whatsoever occurring on or before the date of this Agreement including without limitation any claims raised, or which could have been raised in the Redemption Litigation, in the Dividend Litigation, pursuant to any agreement between the parties, and pursuant to Icagen’s June 24, 2011 Private Placement Memorandum.

6.            RELEASE OF ICAGEN. Except for the obligations in this Agreement, Bellows and Bellows PC, on behalf of themselves, their predecessors, successors, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them (collectively, the “Bellows Parties”), and each of them, hereby releases and discharges Icagen, together with its predecessors, successors, past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, trustees, agents, employees, managers, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them (collectively, the “Icagen Parties”), from all known and unknown charges, complaints, claims, duties, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, judgments, demands, accountings, costs, losses, debts, interest, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, statutory damages, and punitive damages, of any nature whatsoever, known or unknown, suspected or unsuspected which any Bellows Party has, or may have had, against any Icagen Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions of any kind and nature whatsoever occurring on or before the date of this Agreement including without limitation any claims raised, or which could have been raised in the Redemption Litigation, in the Dividend Litigation, pursuant to any agreement between the parties, arising from or based on Icagen’s public filings or Icagen’s June 24, 2011 Private Placement Memorandum.

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7.            RELEASE OF CRANE, RZEPCZYNSKI, LYON, LANE, WARNER, KABATZNIK, KORB, PALMIERI AND ROFFMAN. Except for the obligations in this Agreement, Bellows and Bellows PC on behalf of themselves, their predecessors, successors, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them hereby releases and discharges Aaron Crane, Gregg Rzpeczynski, Michael Lyon, individually and as trustee of the Michael T. Lyon Profit Sharing Plan, Richard Lane, Benjamin P. Warner, Clive Kabatznik, Mark Korb, Vincent Palmieri and Edward Roffman, together with their attorneys, agents, representatives, assigns and successors in interest, and all persons acting by, through, under or in concert with them, and each of them (collectively, the “Released Parties”), from all known and unknown charges, complaints, claims, duties, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, judgments, demands, accountings, costs, losses, debts, interest, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, statutory damages, and punitive damages, of any nature whatsoever, known or unknown, suspected or unsuspected, which any Bellows Party has, or may have had, against the Released Parties, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions of any kind and nature whatsoever occurring on or before the date of this Agreement including without limitation any claims raised, or which could have been raised in the Redemption Litigation, in the Dividend Litigation, pursuant to any agreement between the parties, or arising from or based on Icagen’s public filings or Icagen’s June 24, 2011 Private Placement Memorandum. This release shall not be effective as to Michael Lyon, Richard Lane, Aaron Crane, Gregg Rzepcynzski until Bellows receives a release releasing Bellows in the same form as the release of Bellows by Icagen.

8.            NO OUTSTANDING OR KNOWN FUTURE CLAIMS/CAUSES OFACTION. Each Party affirms that is has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in Paragraph 5, 6, and 7 of this Agreement.

9.            ACKNOWLEDGMENT OF SETTLEMENT. The Parties, as broadly described in paragraphs 5, 6 and 7 above, acknowledge that (i) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraphs 5, 6 and 7 above, including by reason of the Redemption Litigation and the Dividend Litigation and (ii) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 5, 6 and 7 above, for any acts or omissions up to and including the Effective Date, as set forth in paragraph 5,6, 7 and 24, including, without limitation, claims raised in the Redemption Litigation and the Dividend Litigation.

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10.            DISMISSAL OF LITIGATION: The Parties stipulate to a dismissal with prejudice of the entire pending Redemption Litigation against Icagen and Benjamin P. Warner and the entire pending Dividend Litigation against Icagen, Michael Lyon, individually and as trustee of the Michael T. Lyon Profit Sharing Plan, Richard Lane, Benjamin Warner, Clive Kabatznik, Vincent Palmieri, Mark Korb and Edward Roffman. The parties shall execute stipulations to dismiss in the format annexed hereto as Exhibit A and B upon tender by Icagen of the first installment to Bellows and delivery by Bellows of the original physical Conveyed Shares stock certificates to Icagen.

11.           COVENANTS BY BELLOWS AND BELLOWS PC. Bellows covenants as follows:

(a)	that he shall not seek any sanctions and/or relief of any kind against Icagen, its past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, trustees, agents, employees, managers, representatives, assigns, and successors, Aaron Crane, Michael Lyon, individually, and as trustee of the Michael T. Lyon Profit Sharing Plan, Richard Lane, Gregg Rzepczynski, Benjamin P. Warner, Clive Kabatznik, Mark Korb, Vince Palmieri and Edward Roffman for any act or omission occurring on or before the date of this Agreement;

(b)	that he shall not oppose or object in any manner to an application by any person or entity to vacate the March 16, 2015 and May 29, 2015, orders entered in the probate proceeding in Cook County, Illinois, entitled Estate of Sigmund Eisenschenk and bearing docket number 12 P 4829.

(c)	that he shall not join in or adopt QTM Ventures, LLC, American Millings LP or the Estate of Eisenschenk’s existing or future citations to recover against Icagen, its past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors, Aaron Crane, Michael Lyon, individually, and as trustee of the Michael T. Lyon Profit Sharing Plan, Richard Lane and Gregg Rzepczynski, in the matter of Estate of Sigmund Eisenschenk, 12 P 4829;

(d)	that he shall not pursue any claims nor participate in any manner in any capacity in the Estate of Eisenschenk, 12 P 4829, and, except as provided for herein, shall not assign his claims in the Estate of Eisenschenk, 12 P 4829, whether approved or unapproved, to any third person.

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12.           RIGHT TO ENFORCE RELEASE. Icagen’s past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors, Aaron Crane, Michael Lyon, individually, and as trustee of the Michael T. Lyon Profit Sharing Plan, Richard Lane, Gregg Rzepczynski, Benjamin P. Warner, Clive Kabatznik, Mark Korb, Vince Palmieri and Edward Roffman have the right to enforce the release provisions of this Agreement but only to the same extent as the Parties.

13.           NO ADMISSION OF LIABILITY. No Party to this Agreement admits any liability or wrongdoing, and all liability and/or wrongdoing is hereby expressly denied. This Agreement is an agreement to amicably resolve disputed issues of law and fact.

14.           RELIANCE ON OWN COUNSEL. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

15.           ENTIRE AGREEMENT. This Agreement contains the entire agreement between and among the Parties relating to the subject matter hereof, and may not be modified except by a written instrument signed by all Parties. The terms contained herein are contractual and not mere recitals. This Agreement is executed without reliance upon any representation by any Party or any representative thereof. The Parties hereto warrant and represent that they are fully authorized and empowered to enter into and execute this Agreement, and that no further authorization, whether individual or corporate, is necessary or required.

16.           BINDING EFFECT. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties’ successors, administrators, legal representatives, heirs, assigns and Estates, as the case may be, of the Parties hereto.

17.           NEW OR DIFFERENT FACTS; NO EFFECT. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement

18.           INTERPRETATION. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation.

19.           NOT TO BE CONSTRUED AS DRAFTED BY ONE PARTY. The text of this Agreement is the product of negotiation among all Parties and is not be construed as having been prepared by one Party or the other Party, but shall be construed as if all Parties jointly prepared this Agreement, and any ambiguity or uncertainty shall not be interpreted against any one Party.

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20.           GOVERNING LAW AND CHOICE OF FORUM. This Agreement is made and entered into within and shall be governed by, construed and enforced in accordance with the laws of the State of Illinois without regards to its conflicts of law provisions. Any action to enforce this Agreement shall be brought exclusively in a state or federal court situated in Cook County, Illinois.

21.            COUNTERPARTS. This Agreement, if so desired, may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. A copy, facsimile copy or PDF copy of this Agreement shall be as valid and binding as the original.

22.           LIMITATION ON DAMAGES. Notwithstanding anything to the contrary in this Agreement or provided under any applicable law, no Party (including any of its current and former shareholders, directors, officers, agents, attorneys, representatives, trustees and employees) shall be liable to any other Party, either in contract or in tort, for any consequential, incidental, indirect, special or punitive damages, including any lost profits, relating to the breach or alleged breach hereof, whether or not the possibility of such damages has been disclosed to the other party in advance or could have been reasonably foreseen by such other party.

23.           MODIFICATION BY WRITING ONLY. This Agreement shall not be modified by any Party by oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by all of the Parties hereto.

24.           EFFECTIVE DATE. The effective date of this Agreement is September 28, 2015.

25.           ASSIGNMENT OF LYON AND LANE CLAIMS AND JUDGMENT. Bellows assigns, sells, conveys, transfers and sets over unto Icagen, its successors and assigns, all right, title and interest he has or ever had in (A) the federal judgment against Sigmund Eisenschenk dated August 17, 2010 (“the Lyon and Lane Judgment”), annexed hereto as Exhibit A, acquired by Bellows by virtue of paragraph 5 of the Parties’ settlement agreement in Case No. 08 L 9801 (formerly pending in Cook County, Illinois) from Caldera Pharmaceuticals, annexed hereto as Exhibit B, and (B) the two probate claims dated October 9, 2012, acquired by Bellows from Lyon and Lane (“Probate Claims”), annexed hereto as Exhibit C, by way of assignments agreement dated June 4, 2013, annexed hereto as Exhibit D, pending in the matter of Estate of Eisenschenk, 12 P 4829, free and clear of all liens, claims, charges and encumbrances by virtue of Bellows actions. Bellows hereby represents and warrants to Icagen that from the effective date of the assignment to Bellows: (i) Bellows warrants that he has taken no action to diminish, transfer, convey or encumber the title of the Probate Claims and Lyon and Lane Judgment that he received from Icagen. (ii) Bellows has not sold, conveyed, transferred, assigned , mortgaged, pledged, hypothecated or encumbered the Lyon and Lane Judgment, (iii) Bellows has not sold, conveyed, transferred, assigned, mortgaged, pledged, hypothecated or encumbered the Probate Claims, (iv) Bellows has the full power and authority to assign, sell, convey, transfer and set over to Icagen all of Bellows’ right, title and interest in and to the Lyon and Lane Judgment, and (v) Bellows has the full power and authority to assign, sell, convey, transfer and set over to Icagen all of Bellow’s right, title and interest in and to the Probate Claims, (vi) no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement and the transfer of the Lyon and Lane Judgment to Icagen will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which Bellows is a party; or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) presently applicable to Bellows; (vii) no approval or consent of any person, court or other governmental authority or agency is required in connection with any obligation of Bellows or Bellows PC under this Agreement and the transfer of the probate Claims to Icagen will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which Bellows is a party; or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Bellows.

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26.          ASSIGNMENT OF CLAIMS AGAINST SIGMUND EISENSHCENK AND ESTATE OF SIGMUND EISENSCHENK. Bellows and Bellows PC assigns, sells, conveys, transfers and sets over unto Icagen, its successors and assigns, all right, title and interest in all of his claims, not otherwise assigned under this agreement, against Sigmund Eisenschenk and the Estate of Eisenschenk (“Other Claims”), 12 P 4829, free and clear of all liens, claims, charges and encumbrances. Bellows and Bellows PC hereby represents and warrants to Icagen that (i) Bellows and Bellows PC are the sole legal and beneficial owner of the Other Claims , (ii) no person other than he has any rights or interest in the Other Claims, (iii)Bellows and Bellows PC owns the Other Claims free and clear of all liens, claims, charges and encumbrances and he has not sold, conveyed, transferred, assigned , mortgaged, pledged, hypothecated or encumbered the Other Claims, (iv) Bellows has the full power and authority to assign, sell, convey, transfer and set over to Icagen all of Bellow’s right, title and interest in and to the Other Claims, and (v) no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement and the transfer of the Other Claims to Icagen will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which Bellows and Bellows PC is a party; or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Bellows and Bellows PC. Icagen agrees to indemnify Bellows for claims that arise out of any claims pursued by Icagen against the Estate of Sigmund Eisenschenk.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date:

ICAGEN, INC. f/k/a CALDERA
PHARMACEUTICALS, INC, a
Delaware Corporation

By:	/s/ Timothy Tyson
Timothy Tyson, Chairman of the Board

JOEL J. BELLOWS

By:	/s/ Joel J. Bellows
Joel J. Bellows

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Exhibit A

IN THE CIRCUIT COURT OF COOK COUNTY

COUNTY DEPARTMENT, CHANCERY DIVISION

JOEL BELLOWS,	)
)
Plaintiff,	)	No. 2014 CH 13815
)
v.	)

CALDERA PHARMACEUTICALS, INC.,	)
n/k/a XRpro Sciences, Inc., and BENJAMIN	)
P. WARNER, individually,	)
)
Defendants.	)

STIPULATION TO DISMISS

The undersigned hereby stipulate to dismissal of this matter with prejudice as to all defendants pursuant to settlement with each side to bear their own costs and attorneys’ fees.

Grant Blumenthal	Schuyler Geller
Blumenthal Law Group PC	Bellows & Bellows PC
180 N. LaSalle Street	209 S. LaSalle Street
Suite 3700	Suite 800
Chicago, Illinois 60601	Chicago, Illinois 60604

Attorneys for Caldera Pharmaceuticals	Attorneys for Joel J. Bellows
n/k/a Icagen, Inc. and Benjamin P. Warner

ENTER:
	Judge	Judge’s No.

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Exhibit B

IN THE CIRCUIT COURT OF COOK COUNTY

COUNTY DEPARTMENT, LAW DIVISION

JOEL BELLOWS,	)
)
Plaintiff,	)	No. 2014 L 007429
)
v.	)

CALDERA PHARMACEUTICALS, INC., n/k/a	)
XRPRO SCIENCES, INC., BENJAMIN P. WARNER,	)
MICHAEL LYON, RICHARD LANE, CLIVE	)
KABATZNIK, MARK KORB, VINCENT M.	)
PALMIERI, and EDWARD R. ROFFMAN.	)
)
Defendants.	)

DISMISSAL ORDER

The undersigned hereby stipulate to dismissal of this matter with prejudice as to all defendants pursuant to settlement with each side to bear their own costs and attorneys’ fees.

Grant Blumenthal	Schuyler Geller
Blumenthal Law Group PC	Bellows & Bellows PC
180 N. LaSalle Street	209 S. LaSalle Street
Suite 3700	Suite 800
Chicago, Illinois 60601	Chicago, Illinois 60604

Attorneys for Caldera Pharmaceuticals	Attorneys for Joel J. Bellows
n/k/a Icagen, Inc., Benjamin P. Warner,
Michael Lyon, Richard Lane, Clive
Kabatznik, Mark Korb, Vincent Palmieri
and Edward Roffman.

ENTER:
	Judge	Judge’s No.

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